Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
WESTLAKE CORPORATION
The present name of the corporation is Westlake Corporation. Westlake Corporation was incorporated under the name “Westlake Vinyl Corporation” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on September 3, 1991. This Restated Certificate of Incorporation of Westlake Corporation only restates and integrates and does not further amend the provisions of Westlake Corporation’s certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between the provisions of Westlake Corporation’s certificate of incorporation as heretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation is hereby integrated and restated to read in its entirety as follows:
FIRST: The name of the Corporation is Westlake Corporation (hereinafter, the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 350,000,000 (Three Hundred Fifty Million), of which 300,000,000 (Three Hundred Million) shares are classified as common stock, par value $0.01 per share (“Common Stock”), and 50,000,000 (Fifty Million) shares are classified as preferred stock, par value $0.01 per share (“Preferred Stock”).
The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock:
DIVISION A. PREFERRED STOCK

The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a certificate of designations filed with the Secretary of State of the State of Delaware, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Restated Certificate of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then outstanding. The authority of the Board of Directors with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

(1)the distinctive designation and number of shares of that series;

(2) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(11) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

    Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Restated Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Restated Certificate of Incorporation. Except as applicable law or this Restated Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

    The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

    Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

DIVISION B. COMMON STOCK

1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as "stock ranking senior to the Common Stock") have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of the Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

DIVISION C. OTHER PROVISIONS APPLICABLE TO THE CORPORATION'S CAPITAL STOCK

1. Preemptive Rights. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

2. Votes Per Share. Any holder of Common Stock of the Corporation having the right to vote at any meeting of the stockholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

    (b) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one nor more than 15, plus that number of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately as a class pursuant to the provisions applicable in the case or arrearages in the payment of dividends or other defaults contained in this Restated Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which that director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

    (c) Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Restated Certificate of Incorporation or the Board of Directors' resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Restated Certificate of Incorporation or that Board of Directors' resolution. The foregoing provisions are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.

    (d) Vacancies. Except as a Board of Directors' resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The foregoing provisions are subject to the terms of any Preferred Stock with respect to the directors to be elected solely by the holders of such Preferred Stock.

    (e) Amendment of this Article FIFTH. In addition to any other affirmative vote required by applicable law, this Article FIFTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

SIXTH: (a) Action by Written Consent; Special Meetings. No action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, unless such action without a meeting is taken by unanimous written consent. Unless otherwise provided by the DGCL, by this Restated Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, if there is one, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons.

    (b) Amendment of this Article SIXTH. In addition to any other affirmative vote required by applicable law, this Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

SEVENTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation, as applicable; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of (a) a director or officer for any breach of such director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, (d) a director or officer for any transactions from which such director or officer derived an improper personal benefit, or (e) an officer in any action by or in the right of the Corporation. If the DGCL is amended after the approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.

EIGHTH: (a) Certain Acknowledgments. In recognition and anticipation (i) that the TTWF Persons may serve as directors and/or officers of the Corporation, (ii) that the TTWF Persons may engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation Persons, directly or indirectly, may engage and/or other business activities, in each case that may overlap with or compete with those in which the Corporation Persons, directly or indirectly, may engage, and that the TTWF Persons may compete with the Corporation Persons in any of such business lines and/or business activities, (iii) that the TTWF Persons may have an interest in the same areas of corporate opportunity as the Corporation Persons, (iv) that the TTWF Persons may engage in material business transactions with the Corporation Persons, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of the TTWF Persons, and the duties of any directors, officers or employees of the Corporation who are also TTWF Persons, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation Persons, on the one hand, and the TTWF Persons, on the other hand, and in recognition of the benefits to be derived by the Corporation through its continual contractual, corporate and business relations with the TTWF Persons (including possible service of TTWF Persons as officers, directors and employees of the Corporation), the provisions of this Article EIGHTH shall to the fullest extent permitted by law regulate and define the conduct of certain of the businesses and affairs of the Corporation in relation to the TTWF Persons and the conduct of certain affairs of the Corporation as they may involve the TTWF Persons and their officers, directors, employees and equity owners, and the power, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

    (b) Certain Agreements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Corporation Person to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with any TTWF Person pursuant to which the Corporation Person, on the one hand, and the TTWF Person, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to paragraph (d) of this Article EIGHTH, no such agreement, or the performance thereof by any Corporation Person or TTWF Person (or the grant or refusal to grant waivers thereunder) shall to the fullest extent permitted by law be considered contrary to (i) any fiduciary duty that the TTWF Persons may owe to any Corporation Person or to any stockholder or other owner of an equity interest in any Corporation Person by reason of a TTWF Person being a controlling or significant stockholder of any Corporation Person or participating in the control of any Corporation Person or (ii) any fiduciary duty of any director, officer or employee of any Corporation Person who is also a TTWF Person to a Corporation Person, or to any stockholder thereof. Subject to paragraph (d) of this Article EIGHTH, to the fullest extent permitted by law, no TTWF Person, as a stockholder of any Corporation Person, or participant in control of any Corporation Person, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above, and no director, officer or employee of the Corporation who is also a TTWF Person shall have or be under any fiduciary duty to any Corporation Person to refrain from acting on behalf of the Corporation Persons or of the TTWF Persons in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

    (c) Similar Activities or Lines of Business. Except as otherwise agreed in writing between the Corporation and TTWF, the TTWF Persons shall to the fullest extent permitted by law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation Persons and (ii) doing business with any client, customer or vendor of the Corporation Persons, and no TTWF Person (except as provided in paragraph (d) of this Article EIGHTH) shall to the fullest extent permitted by law be deemed to have breached its or his fiduciary duties, if any, to the Corporation by reason of the TTWF Person's engaging in any such activity. In the event that the TTWF Persons acquire knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation Persons and the TTWF Persons, the TTWF Persons shall to the fullest extent permitted by law have fully satisfied and fulfilled their fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces its interest in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation Persons, if the TTWF Persons act in a manner consistent with the following policy: a corporate opportunity offered to a TTWF Person shall belong to the TTWF Persons, unless such opportunity was expressly offered in writing to the TTWF Person solely in its capacity as a stockholder, officer, director or employee of the Corporation (the "Corporate Opportunity Policy"). In the case of any corporate opportunity in which the Corporation has renounced its interest in the previous sentence, the TTWF Persons shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that the TTWF Person acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.

    (d) Duties of Directors, Officers and Employees of the Corporation. In the event that a director, officer or employee of the Corporation who is also a TTWF Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation Persons and the TTWF Persons, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces its interest in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation Persons, if such director, officer or employee acts in a manner consistent with the Corporate Opportunity Policy. In the case of any corporate opportunity in which the Corporation has renounced its interest in the previous sentence, such director, officer or employee shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a director, officer or employee of the Corporation by reason of the fact that a TTWF Person acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.

    (e) Certain Definitions. For purposes of this Article EIGHTH, "TTWF Persons" shall mean TTWF LP, a Delaware limited partnership, or any successor thereof ("TTWF"), any partner thereof, any person or entity that is controlled by TTWF, controls TTWF or is under common control with TTWF (other than the Corporation and any entity that is controlled by the Corporation) and any director, officer, employee or equity owner of any of the foregoing entities; and "Corporation Persons" shall mean the Corporation and any entities controlled by the Corporation.

    (f) Amendment of This Article EIGHTH. In no event shall any amendment of this Article EIGHTH subject any TTWF Person or any director, officer or employee of the Corporation to liability for any act or omission occurring prior to such amendment for which such person would be deemed not to be liable under this Article EIGHTH prior to such amendment.

NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Bylaws may be amended, in whole or in part, and new Bylaws may be adopted (i) by action of the Board of Directors; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with, Section 3, 9, 10 or 11 of Article II of the Bylaws, Section 2, 4, 7, 10 or 11 of Article III of the Bylaws, Article V of the Bylaws or Section 1 of Article VII of the Bylaws, by the Board of Directors shall require the affirmative vote of not less than 75% of all directors then in office at a regular or special meeting of the Board of Directors called for that purpose; or (ii) by the affirmative vote of the shares representing not less than 75% of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class; provided, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such meeting. In addition to any other affirmative vote required by applicable law, this Article NINTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ELEVENTH: The Corporation has elected not to be governed by Section 203 of the DGCL.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers, or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision of this Article TWELFTH. If any provision or provisions of this Article TWELFTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TWELFTH (including, without limitation, each portion of any sentence of this Article TWELFTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint arising under the Securities Act of 1933, as amended. Any person or entity owning, purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH. If any provision or provisions of this Article THIRTEENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article THIRTEENTH (including, without limitation, each portion of any sentence of this Article THIRTEENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

    IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 20th day of February, 2024.

                Westlake Corporation

                By: /s/ L. Benjamin Ederington
                Name: L. Benjamin Ederington
                Title: Executive Vice President,
                Performance and Essential Materials,
            General Counsel and Chief Administrative Officer

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